Exhibit 99.1

Press Release

Contact:  Scott Meyerhoff

Chief Financial Officer

(770) 248-9600

INTERCEPT ANNOUNCES 2002 FOURTH QUARTER AND

YEAR-END FINANCIAL RESULTS

ATLANTA, GA (March 5, 2003)—InterCept, Inc. (Nasdaq: ICPT), a leading provider of banking technology products and services for financial institutions and merchants, today reported financial results for the three months and year ended December 31, 2002.

Financial Results

Net revenues for the three months ended December 31, 2002 totaled $65.1 million, a 59.0% increase compared with $41.0 million for the three months ended December 31, 2001. Net income available to common shareholders, excluding (a) net losses generated from InterCept’s 28% ownership of Netzee, Inc. and one-time charges from the sale of Netzee and the resulting loss on the note receivable, and (b) asset impairment charges of $20.0 million related to certain intangible assets from the acquisitions of Internet Billing Company and Electronic Payment Exchange, totaled $2.8 million or $0.14 per share (diluted), on 20.3 million average shares outstanding for the three months ended December 31, 2002, versus $4.9 million or $0.26 per share (diluted), on 19.0 million shares outstanding for the three months ended December 31, 2001. Net loss available to common shareholders including these net losses and impairment charges was $12.0 million or $0.61 per share (diluted) for the three months ended December 31, 2002 versus net income of $3.6 million or $0.19 per share (diluted) for the three months ended December 31, 2001.

Net revenues for the year ended December 31, 2002 totaled $226.7 million, a 61.7% increase compared with $140.2 million for the year ended December 31, 2001. Net income available to common shareholders for the year ended December 31, 2002, excluding (a) net losses related to Netzee, (b) the $20.0 million impairment of intangible assets, (c) a $2.2 million non-recurring charge to establish a reserve related to the WorldCom bankruptcy, and (d) a $0.4 million one-time charge related to the consolidation of two of InterCept’s item processing centers, was $18.3 million or $0.93 per share (diluted) on 19.7 million shares outstanding, versus $14.8 million or $0.90 per share (diluted) on 16.4 million average shares outstanding for the year ended December 31, 2001. Net loss available to common shareholders, including the net losses and one-time charges detailed above, was $1.1 million or $0.06 per share for the year ended December 31, 2002 versus net income of $4.4 million or $0.27 per share (diluted) for the year ended December 31, 2001.

In accordance with generally accepted accounting principles, InterCept performs an analysis of its long lived assets on an annual basis. Based on its review, InterCept determined that intangible assets of iBill and EPX were impaired. Accordingly, InterCept recorded an impairment charge of $20.0 million in the fourth quarter of 2002.

On December 31, 2002, Netzee sold substantially all of its assets to Certegy, Inc. Before the sale, InterCept owned 28% of Netzee’s common stock and, jointly with John H. Harland Company, provided Netzee with a line of credit. As part of the sale, InterCept received $472,000 for its common stock of Netzee, which InterCept had previously valued at zero on its balance sheet. InterCept also received approximately $2.3 million in cash for its note receivable from Netzee, which InterCept had previously recorded at $8.3 million on its balance sheet. The transaction resulted in a loss of $5.5 million, which was less than the estimated loss of $6.0 to $6.5 million InterCept previously disclosed in its December 9, 2002 press release. InterCept recorded this $5.5 million loss in the fourth quarter.

John Collins, InterCept’s Chairman and CEO, stated “We have reviewed our merchant processing operations and have made several key steps towards positioning the unit for future growth. With the new organizational structure we announced earlier this week, we will now operate all of our merchant units as a single business known as InterCept Payment Solutions under the leadership of John Perry. This business, while not as successful as we had initially anticipated, remains cash flow positive today and with John’s leadership we believe will become a more valuable franchise.”

“In our financial institutions division,” Collins continued, “the lower transaction volumes we experienced in the fourth quarter hindered our financial performance. One-time sales continued to be sluggish in the fourth quarter, and our non-recurring revenues suffered as a result. Despite the slow finish to 2002, our financial institutions business unit remains strong, and we look forward to continuing our growth in 2003. We continue to work closely with Sovereign Bank’s team on the conversion of its item processing operations, and currently anticipate the initial conversion to occur in July 2003.

2003 Guidance

As previously announced, InterCept anticipates that 2003 earnings per share will be in the range of $0.80 to $0.90 per share, excluding any one-time charges that the company may incur. This estimate reflects a higher level of capital expenditures and other costs in the first half of the year related to the commencement of item processing services for Sovereign Bank. InterCept expects most of the quarter-over-quarter revenue increase from the Sovereign contract to occur in the fourth quarter of 2003.

Conference Call and Webcast Information

InterCept has scheduled a conference call to discuss the earnings release at 5:00 PM EST on March 5, 2003. InterCept will also provide an online Web simulcast and rebroadcast of the call. Live broadcast of the call will be available online at www.intercept.net. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An online replay of the call will be available shortly after it ends and will continue to be available through April 5, 2003.

About InterCept

InterCept, Inc. is a single-source provider of a broad range of technologies, products and services that work together to meet the technology and operating needs of financial institutions. InterCept’s products and services include core data processing, check processing and imaging, electronic funds transfer, debit and credit card processing, data communications management, and related products and services. For more information about InterCept, go to www.intercept.net or call 770.248.9600.

This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and our industry. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions of assets, and businesses and other operations; continue to provide enhanced and new products and services that appeal to our financial institution and merchant customers; access the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit card companies may fine us for excessive credit card charge-backs or other issues arising out of our merchant services operations; the possibility that the termination of customers or other changes in our merchant services business could adversely affect its value and result in the impairment of that asset or other intangible assets which would require us to record an additional impairment charge in our statement of operations; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in detail in the section in our most recent Quarterly Report on Form 10-Q entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations – Disclosure Regarding Forward-Looking Statements.

InterCept, Inc.

Condensed Consolidated Statement of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Revenues:
Financial institution services	$41,258	$38,023	$157,976	$128,600
Merchant services	19,417	494	54,700	2,172
Customer reimbursements (1)	4,453	2,452	14,026	9,452

Total revenues	65,128	40,969	226,702	140,224
Cost of Services:
Costs of financial institution services	20,438	16,651	73,678	54,938
Costs of merchant services	7,552	19	23,797	59
Customer reimbursements	4,453	2,452	14,026	9,452

Total cost of services	32,443	19,122	111,501	64,449
Selling, general and administrative	23,234	11,966	74,768	42,504
Depreciation and amortization	4,685	3,108	15,617	11,483
Impairment charge	20,005	—	20,005	—

Operating (loss) income	(15,239)	6,773	4,811	21,788
Other income, net	100	1,021	1,860	2,667

(Loss) Income before income taxes, equity in loss of affiliates, and minority interest
	(15,139)	7,794	6,671	24,455
(Benefit) provision for income taxes	(8,656)	2,141	(584)	3,144
Equity in loss of affiliates	(5,484)	(2,092)	(8,346)	(16,848)
Minority interest	(5)	(5)	(31)	(19)

Net (loss) income	$(11,972)	$3,556	$(1,122)	$4,444

(Loss) income per share:
Basic	$(0.61)	$0.20	$(0.06)	$0.29

Diluted	$(0.61)	$0.19	$(0.06)	$0.27

Weighted average shares outstanding:
Basic	19,531	17,890	18,789	15,434
Diluted	19,531	18,965	18,789	16,397

(1)	Effective January 1, 2002, the company adopted Emerging Issues Task Force Issue No. 01-14, "Income Statement Characterization of Reimbursements Received for `Out of Pocket' Expenses Incurred," which requires that customer reimbursements received for direct costs paid to third parties and related expenses be characterized as revenue. Comparative financial statements for 2001 have been reclassified to provide consistent presentation. Customer reimbursements represent direct costs paid to third parties primarily for postage and travel expenses. The adoption of Issue No. 01-14 did not impact the company's financial position, operating income or net income.

InterCept, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

unaudited

	December 31,	December 31,
	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$24,348	$24,917
Short term investments	19,239	50,289
Accounts receivable, net	29,072	20,271
Advances to SLM	7,485	7,025
Deferred tax assets	2,536	1,470
Inventory, prepaid expenses and other	21,539	8,973

Total current assets	104,219	112,945

Property and equipment, net	42,324	28,108
Intangible assets, net	296,451	128,204
Advances to Netzee	—	10,118
Investment in affiliates	15	1,462
Other assets	23,724	2,431

Total assets	$466,733	$283,268

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$24,022	$—
Accounts payable and accrued expenses	14,191	10,143
Client payouts	58,740	—
Deferred revenue	11,825	9,315

Total current liabilities	108,778	19,458

Long-term debt, net of current portion	39,350	465
Deferred revenue	376	445
Deferred taxes	5,750	2,867

Total liabilities	154,254	23,235

Minority interest	253	222

Shareholders’ equity:
Common stock	297,125	243,293
Retained earnings	15,449	16,571
Unrealized loss on securities	(348)	(53)

Total shareholders' equity	312,226	259,811

Total liabilities and shareholders’ equity	$466,733	$283,268

InterCept, Inc.

Condensed Consolidated Statement of Operations

Three Months Ended December 31, 2002

(unaudited and in thousands except per share data)

	Unadjusted	Netzee	Unusual Items (2)	Adjusted
Revenues:
Financial institution services	$41,258	$—	$—	$41,258
Merchant services	19,417	—	—	19,417
Customer reimbursements	4,453	—	—	4,453

Total Revenues	65,128	—	—	65,128

Cost of Services:
Costs of financial institution services	20,438	—		20,438
Costs of merchant services	7,552	—	(288)	7,840
Customer reimbursements	4,453	—	—	4,453
Selling, general & administrative	23,234	—		23,234
Depreciation & amortization	4,685	—	—	4,685
Non-recurring impairment charge	20,005	—	20,005	—

Total Operating Expenses	80,367	—	19,717	60,650

Operating (loss) income	(15,239)	—	(19,717)	4,478

EBITDA (1)	(10,554)	—	(19,717)	9,163

Other Income, net
Interest income, net	100		—	100

Total Other Income, net	100	—	—	100

(Loss) Income Before Income Taxes, Equity in Loss of Affiliates, and Minority Interest	(15,139)	—	(19,717)	4,578
(Benefit) Provision for Income Taxes	(8,656)	(2,722)	(7,674)	1,740
Equity in Loss of Affiliates	(5,484)	(5,471)	—	(13)
Minority interest	(5)	—	—	(5)

Net (Loss) Income Attributable To Common Shareholders	$(11,972)	$(2,749)	$(12,043)	$2,820

Net (Loss) Income Per Common Share	$(0.61)			$0.14

Weighted Average Shares Outstanding	19,531			20,339

(1)	EBITDA is equal to operating income plus depreciation and amortization. EBITDA should not be considered as an alternative to net income (loss) or any other measure of operating performance calculated in accordance with accounting principles generally accepted in the United States.

(2)	Includes a pre-tax one-time recovery of $288,000 related to WorldCom and an impairment charge of $20.0 million related to Merchant Services.

InterCept, Inc.

Condensed Consolidated Statement of Operations

Year Ended December 31, 2002

(unaudited and in thousands except per share data)

	Unusual
	Unadjusted	Netzee	Items (2)	Adjusted
Revenues:
Financial institution services	$157,976	$—	$—	$157,976
Merchant services	54,700	—		54,700
Customer reimbursements	14,026			14,026

Total Revenues	226,702	—	—	226,702
Cost of Services:
Costs of financial institution services	73,678	—	70	73,608
Costs of merchant services	23,797	—	2,113	21,684
Customer reimbursements	14,026	—	—	14,026
Selling, general & administrative	74,768	—	402	74,366
Depreciation & amortization	15,617	—	—	15,617
Non-recurring impairment charge	20,005	—	20,005	—

Total Operating Expenses	221,891	—	22,590	199,301
Operating Income	4,811	—	(22,590)	27,401
EBITDA (1)	20,428	—	(22,590)	43,018
Other Income, net
Interest income, net	1,835	—	—	1,835
Gain in Netzee ownership	25	25	—	—

Total Other Income, net	1,860	25	—	1,835
Income Before Income Taxes, Equity in Loss of Affiliates, and Minority Interest	6,671	25	(22,590)	29,236
(Benefit) Provision for Income Taxes	(584)	(2,712)	(8,737)	10,865
Equity in Loss of Affiliates	(8,346)	(8,309)	—	(37)
Minority interest	(31)	—	—	(31)

Net (Loss) Income Attributable To Common Shareholders	$(1,122)	$(5,572)	$(13,853)	$18,303

Net (Loss) Income Per Common Share	$(0.06)			$0.93

Weighted Average Shares Outstanding	18,789			19,725

(1)	EBITDA is equal to operating income plus depreciation and amortization. EBITDA should not be considered as an alternative to net income (loss) or any other measure of operating performance calculated in accordance with accounting principles generally accepted in the United States.

(2)	Includes a pre-tax one-time charge related to WorldCom of $2.2 million, a pre-tax one-time restructuring charge of $0.4 million related to two of the company's processing centers and an impairment charge of $20.0 million related to Merchant Services.

InterCept, Inc. and Subsidiaries

Segment Information

(unaudited and in thousands)

	Financial Institution Services				Merchant Services
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001	2002	2001	2002	2001
Revenues:
Service fees	$36,840	$33,614	$141,095	$112,418	$19,417	$494	$54,700	$2,172
Data communications management	2,312	1,842	8,890	7,424
Equipment and product sales, services and other	2,106	2,567	7,991	8,758
Customer reimbursements	4,453	2,452	14,026	9,452

Total revenues	45,711	40,475	172,002	138,052	19,417	494	54,700	2,172

Costs of services:
Costs of service fees	17,114	13,412	61,605	42,686	7,840	19	21,684	59
Costs of data communications management	1,704	1,194	5,798	5,528
Costs of equipment and product sales, services and other	1,620	2,045	6,205	6,724
Customer reimbursements	4,453	2,452	14,026	9,452
Selling, general and administrative expenses	14,626	11,725	52,019	41,631	8,608	241	22,347	873
Depreciation and amortization	2,808	3,104	10,602	11,463	1,877	4	5,015	20

Total operating expenses	42,325	33,932	150,255	117,484	18,325	264	49,046	952

Operating income (loss)	$3,386	$6,543	$21,747	$20,568	$1,092	$230	$5,654	$1,220

*	For the three and twelve months ended December 31, 2001, merchant portfolio processing has been reclassified from the Financial Institution Services segment to the Merchant Services segment.

*	Excludes losses for the twelve months ended December 31, 2002 resulting from a one time pre-tax charge of $2.2 million related to WorldCom.

*	Excludes losses for the twelve months ended December 31, 2002 resulting from a restructuring charges of $0.4 million related to two of the company's check processing centers.

*	In accordance with Emerging Issues Task Force No. 01-14 InterCept has recorded customer reimbursements as revenue. Customer reimbursements represent direct costs paid to third parties primarily for travel and postage.

*	Excludes $20.0 million impairment charge related to Merchant Services for the three and twelve months ended December 31, 2002.